EXHIBIT 31.2

CERTIFICATIONS

I, Kenneth Brimmer, certify that:

1.	I have reviewed this annual report on Form 10-K/A of BT Brands, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: May 1, 2025	/s/ Kenneth Brimmer
Kenneth Brimmer Chief Operating Officer and Chief Financial Officer (Principal Financial Officer)